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                      Shopko Stores, Inc. and Subsidiaries
              Exhibit 11 - Computation of Earnings Per Common and
                            Common Equivalent Share
                     (In Thousands, Except Per Share Data)



                                                Year to Date as of                        Fiscal Years Ended
                                           ------------------------------------------------------------------------------
                                           November 30,      December 2,     February 24,    February 25,    February 26,
                                              1996              1995            1996             1995            1994
                                           (40 Weeks)        (40 Weeks)      (52 Weeks)      (52 Weeks)       (52 Weeks)
                                           ------------------------------------------------------------------------------
PRIMARY:
Net earnings                               $  20,617         $  17,369        $ 38,439        $  37,790        $ 32,122
                                           =========         =========        ========        =========        ========
Weighted average number of
  outstanding common shares                   32,073            32,005          32,005           32,014          32,001

Number of common shares
  issuable assuming exercise
  of stock options                               340                81              51                4
                                           ---------         ---------        --------        ---------        --------
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming primary                            32,413            32,086          32,056           32,018          32,001
                                           =========         =========        ========        =========        ========
Net earnings per common
  share - primary (1)                      $    0.64         $    0.54        $   1.20        $    1.18        $   1.00
                                           =========         =========        ========        =========        ========
FULLY DILUTED:
Net earnings                               $  20,617         $  17,369        $ 38,439        $  37,790        $ 32,122
                                           =========         =========        ========        =========        ========
Weighted average number of
  outstanding common shares                   32,073            32,005          32,005           32,014          32,001

Number of common shares
  issuable assuming exercise
  of stock options                               446                81              73                4               8
                                           ---------         ---------        --------        ---------        --------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                      32,519            32,086          32,078           32,018          32,009
                                           =========         =========        ========        =========        ========
Net earnings per common
  share - assuming full dilution (1)       $    0.63         $    0.54        $   1.20        $    1.18        $   1.00
                                           =========         =========        ========        =========        ========


(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.